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                                                                    EXHIBIT 21.1

                        LARGE SCALE BIOLOGY CORPORATION
                                  SUBSIDIARIES

Name                                   State of Incorporation
----                                   ----------------------
Biosource Genetics Corporation             California

Biosource Merger Corporation               Delaware

Biosource Technologies, Inc.               California

Large Scale Proteomics Corporation         Delaware

Sunrise Biosystems, Inc.                   Delaware

Large Scale Biology Corporation            Delaware

Eliance Biotechnology, Inc.                Delaware